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                                                                   EXHIBIT 10.40

                                      AT&T
                               Global Procurement
                                                           CONTRACT NO. LCB529E

Datum Inc.                            ACCEPTANCE SHALL BE INDICATED BY SIGNING
Efratom Time and Frequency            AND RETURNING DUPLICATE TO:
Products, Inc.
3 Parker                              AT&T Corp.
Irvine, California  92718             6200 E. Broad Street
                                      Columbus, Ohio  43213


AT&T Corp. ("Company") agrees to purchase and Datum/Efratom ("Supplier") agrees to sell in accordance with the terms and conditions stated in this Agreement and on the reverse side of page one of this Agreement.

MATERIAL

Such quantities of Reference Frequency and Timing Generators of Supplier's manufacture, identified in the PRICE Clause, as may be ordered by Company during the period of May 1, 1995 through April 30, 1998.

PRICE

See Attachment A

CFC PACKAGING

Supplier warrants that all packaging materials furnished under this Agreement and all packaging associated with material furnished under this Agreement were not manufactured using and do not contain Chloroflurocarbons. "Packaging" means all bags, wrappings, boxes, cartons, and any other packing materials used for packaging. Supplier shall indemnify and hold Company harmless for usability, fine, or penalty incurred by Company to any third party or governmental agency arising out of Company's good faith reliance upon said warranty.

CONSIGNMENT PROCEDURES

A.   CONSIGNMENT MATERIAL MANAGEMENT

     (1) For Consignment items mutually agreed upon between Company and Supplier, and shall be designated as such on Attachment A, Company shall issue to Supplier an annual order during the term of this Agreement which will state Company's (12)

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          month estimated annual usage for such material (the "Master Purchase
          Order"). Such Master Purchase Order will include the statement "Consignment Items covered by this order are subject to the clause CONSIGNMENT PROCEDURES in the above referenced governing contract." Such estimated annual usage will be provided for administrative and planning purposes only and shall not be deemed a commitment to purchase the amount set forth in the Master Purchase Order.

     (2) Each week Company shall provide Supplier a report for each such item of Consignment Material in the form attached hereto as Attachment B (the "Consignment Report"). The Consignment Report shall contain a twelve (12) month forecast including weekly estimated requirements for a minimum of 26 weeks. The forecast shall be for planning purposes only and, except to the extent set forth in paragraphs 5 and 6, shall not be deemed a commitment to purchase the amount set forth in the forecast. The forecast contained in the Consignment Report may differ from the Master Purchase Order estimated annual usage. The Consignment Report shall also list the net amount of material withdrawn (the quantity designated in the row entitled "Total Used") by part number by Company from Consigned Material Storage, and the balance of such Consigned Material Storage (designated in the row entitled "On-hand Quantity"). Supplier shall invoice Company each week only for net Consigned Material withdrawn by Company the previous week, quantity designated in the row entitled "Total Used."

     (3) Supplier shall review the forecast contained in the consignment Report and shall adjust Consigned Material Storage support levels. Supplier shall manufacture and ship enough finished goods material into Consigned Material Storage so that Consigned Material Storage contains the following 1 week forecast plus a level of safety stock not to exceed the next 3 weeks of Company's forecast for such part numbers in Attachment B based on the then current Consignment Report.

     (4) Supplier shall have the Material Management responsibility for Company's Consignment Site for the part numbers included in Consignment.

     (5) Company's commitment to purchase shall be only those quantities withdrawn by Company from Consigned Material Storage and to the extent set forth in the next subsection (6).

     (6) If at any time during the twelve (12) month period covered by a Master Purchase Order, Consignment is terminated by mutual agreement of the parties or unilaterally terminated by Company as set forth in the clause TERMINATION, or if Company changes the forecast contained in the Consignment Report to eliminate or materially reduce the quantities forecasted under the Master Purchase Order(s), of if the Consignment Agreement expires and is not renewed, Company's sole liability to Supplier shall be to purchase the first 4 weeks of finished goods (as forecasted in the previous week's Consignment Report). Such 4 weeks gross forecasted finished goods shall include those already in Consigned Material Storage, in transit or at Supplier's location. For the portion of the work in process material at the Supplier's location,

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          Company's obligation will be specified in Attachment B and limited to:

          (a) Supplier's purchase price of raw material (not usable in Supplier's other operations or salable to Supplier's other customers),

          (b)  minus any salvage thereof

          (c) plus Supplier's direct labor cost in manufacturing such work in progress.

          (d) not to exceed the equivalent quantity of Company's previous forecast prior to the termination which precipitated the inventory buildup for weeks one through ten (1-10) of that forecast.

          If requested, Supplier agrees to substantiate such costs with proof satisfactory to Company.

     (7) Volume Reductions - In the case of a reduction in demand, adjustments will be made to work in process at Supplier to accommodate the change. If the reduction results in a stock level greater than six months' future usage or results in a significant dollar amount of stranded stock, removal of the comcode from Consignment and billing of inventory at the Company location at the current price will occur. The Company will provide either a routine purchase order to consume Supplier's finished goods and work in process or scrap authorization within 60 days consistent with the liabilities stated in subsection three (3) "Authorized Stock" or scrap authorization within thirty (30) days.

B.   MATERIAL ON CONSIGNMENT

     Supplier shall deliver the material on Consignment to Company as set forth below:

     (1) Consigned material - Per Supplier's or Company's specifications as indicated in the clause SPECIFICATIONS/DRAWINGS, a copy of which Supplier and Company have in their possession, as they may be amended from time to time by Company or with Company's written approval. Additionally, a pink sticker with the word "CONSIGNMENT" is required on the outside of each final carton. (See Attachment B for Consigned Material.)

     (2) The Consignment Report shall set forth the Consignment Site (designated by the row entitled "Rec Loc") and Company's contact person (designated by the row entitled "Contact").

     (3) Consigned Material Storage - Upon receipt of each shipment of Consigned Material, Company shall cause it to be placed in segregated storage ("Consigned Material Storage") at the Consignment Site partitioned or marked to evidence Supplier's

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          ownership and in such a way that the Consigned Material may be readily distinguished from other inventory by physical inspection. Supplier may physically inspect Consigned Material in Consigned Material
          Storage at a mutually agreeable time during normal business hours. After such inspection, Supplier may invoice Company for any unaccounted for inventory of Consigned Material at the price then in effect under this Agreement.

     (4) Title and Risk of Loss - Upon receipt at Consignment Site of a particular lot of Consigned Material for Consigned Material Storage, risk of loss of such lot shall pass to Company. Upon withdrawal of such lot by Company from Consigned Material Storage, title to such lot shall pass to Company and sale of that lot shall be deemed to occur.

     (5) Terms of Payment - Terms of payment for material withdrawn from Consigned Material Storage are Net 15 days.

     (6) Withdrawal from Consigned Material Storage - Company may withdraw or cause to be withdrawn Consigned Material from Consigned Material Storage at any time. Company shall keep or cause to be kept records and reports ("Consignment Reports") and shall provide weekly to Supplier the quantities withdrawn and the balance of Consigned Material in Consigned Material Storage as set forth in the section CONSIGNMENT MATERIAL MANAGEMENT. Supplier's invoices for the Consigned Material shall be based upon such Consignment Reports. Supplier shall regularly replace quantities withdrawn to maintain mutually agreed stock support levels as set forth in the section CONSIGNMENT MATERIAL MANAGEMENT.

     (7) Personal Property Taxes - Supplier shall be responsible for the reporting and payment of personal property taxes, if any, on such Consigned Material Storage by Company.

     (8) Transportation Loss and Damage or Hidden Manufacturing Defects - As to loss of or damage to Consigned Material which is reasonably apparent upon delivery from the Carrier, Company shall cause the following to be done:

          (a) At time of delivery, mark delivery receipt with appropriate exceptions describing the damage before signing; and

          (b) At the time of delivery, request the Carrier to either inspect the loss or damage and forward to Supplier a signed exception report outlining the extent of loss or damage, or issue a written waiver of inspection and forward it to Supplier; and

          (c) Within ten (10) days after delivery, inspect the damaged material and notify Supplier whether Company will (i) accept it at a mutually agreed lower price



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               reflecting the transportation damage (if Supplier had the risk of loss) or the manufacturing defect, or (ii) reject it. Rejected lots shall be set aside by Company pending disposition by Supplier as soon as reasonably possible but no later than sixty
               (60) days following delivery, after which time any such damaged Consigned Material remaining undisposed of shall be deemed to be abandoned and Company may dispose of it as it sees fit without any obligation to Supplier. As to concealed transportation damage of hidden manufacturing defects in material, if after withdrawal of Consigned Material from Consigned Material Storage, Company discovers concealed transportation damage or defective material, Company shall notify Supplier within five (5) days of such discovery, take reasonable steps to preserve evidence of how such damage occurred and take all actions provided for in subparagraph
               (c) above. Where Consigned Material Storage is located on premises other than Company premises, Company shall direct the owner of such other premises to comply with the procedure set forth in this clause.

C.   CONSIGNMENT SERVICE PERFORMANCE

     The Company intends to monitor the delivery performance of Supplier via special performance reports. However, for Consigned Material, Supplier shall maintain a 100% performance rating for "PERCENT OF FORECAST QUANTITY ON-HAND WHEN MEASURED." Company will provide monthly updates to Supplier's performance results.

CONTINUING AVAILABILITY

Supplier agrees to offer for sale to Company, during the term of this Agreement and for at least one year after the expiration of this Agreement, MATERIAL conforming to the Technical Specifications set forth in this Agreement. Supplier further agrees to offer for sale to Company, during the term of this Agreement and until five (5) years after the expiration of this Agreement, maintenance, replacement, and repair parts ("Parts") which are functionally equivalent and identical in form and fit for the MATERIAL covered by this Agreement. The price for the MATERIAL and Parts shall be the price set forth in Supplier's then current agreement with Company for said MATERIAL or Parts or, if no such agreement exists, at a price agreed upon by Company and Supplier. If the parties fail to agree on a price, the price shall be a reasonably competitive price for said MATERIAL or Parts at the time for delivery. The MATERIAL and Parts shall be warranted as set forth in the WARRANTY clause of this Agreement.

In the event Supplier files for bankruptcy and fails to supply such MATERIAL or Parts and Supplier is unable to obtain another source of supply for Company, then such failure or inability shall be considered noncompliance with this clause and Supplier shall, without obligation of or charge to Company, provide Company with Supplier's technical information and grant a non-exclusive world wide license to use Supplier's technical information or any other rights required so that Company can manufacture, have manufactured or obtain such MATERIAL or Parts from other sources; limited only to that part of the Material which Supplier is unable to continue to supply or discontinues to manufacture.


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DEMAND PULL PROCEDURES

A. For Demand Pull items mutually agreed upon between Company and Supplier, and shall be designed as such on Attachment A; Company shall issue an annual order during the term of this Agreement which will state Company's estimated annual usage for such material (the "EAU order"). Such EAU order will include the statement "Demand Pull Items covered by this order are subject to the clause DEMAND PULL PROCEDURES in the above referenced governing contract."

     Each week Company shall provide Supplier with a 52-week forecast for each such item of Demand Pull material in the form attached hereto as Attachment C (the "Forecast"). Such Forecast may also contain Company's authorization to Supplier to ship, within twenty-four hours of Supplier's receipt of the Forecast, the quantity designated in the column entitled "Supplier Action." The shipment shall have an on-Company dock date no later than Friday of the week in which the Demand Pull sheet is issued. Supplier shall immediately notify Company's authorizing agent in writing (e.g., fax, e-mail, or EDI) as to the quantity and description of material shipped, as well as any failure to ship complete an authorized shipment. Supplier shall reference the EAU order number on its shipping and invoicing documents. Said EAU order and Forecast shall be for planning purposes only and, except to the extent set forth in paragraph D below, shall not be deemed a commitment to purchase the amount set forth in the EAU order or Forecast.

B. Supplier shall maintain 1) an inventory of Supplier inspected finished Demand Pull material equivalent to the amount specified on Attachment A of the then current forecast and 2) Demand-pull material in process and/or raw materials and components in the aggregate sufficient to manufacture such Demand-Pull material equivalent to the amount specified on Attachment A of the then current forecast (subject to the proviso in paragraph C below).

C. Supplier shall review the weekly Forecast and make adjustments to Supplier's inspected inventory, work in process and raw materials and components based upon increases/decreases in the Forecast and Company's "Customer Quantity on Hand" level as set forth in said Forecast. Provided, however, that if the total of the weeks 1 through 12 of a Forecast has increased or decreased by more than 25% from the previous week's total Forecast of weeks 1 through 12, such adjustment must be confirmed in writing by Company and Supplier.

D. Company's commitment for the Demand Pull material shall be limited to 1) the quantities set forth in the "Supplier Action" column of the Forecast,
     2) the inspected inventory, work in process, raw materials and components as set forth in paragraph B above.

Company's liability for the items in paragraph D.2) shall be limited to:

     a. for inspected inventory (not usable in Supplier's other operations or salable to Supplier's other customers): the unit prices set forth in the Agreement;



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     b.   for raw materials and components: Supplier's purchase price of such raw materials and components (not usable in Supplier's other operations or salable to Supplier's other customers);

     c. for work in process: the actual costs incurred by Supplier in procuring and manufacturing Demand Pull material (not usable in Supplier's other operations or salable to Supplier's other customers); less

     d.   any salvage value thereof.

If requested, Supplier agrees to substantiate such costs with proof satisfactory to Company.

DISTRIBUTION RIGHTS

Supplier agrees that it will not sell or offer for sale anywhere in the world products which are the same as described in the Technical Specification clause of this Agreement.

Nothing in this clause shall be deemed to be contradiction with the rights of the Company as stated in the clause "NONEXCLUSIVE MARKET RIGHTS."

EPIDEMIC CONDITION

In the event that during the term of this Agreement and for one year after the last shipment date of MATERIAL under this Agreement Company notifies Supplier that MATERIAL shows evidence of an "Epidemic Condition," Supplier shall prepare and propose a Corrective Action Plan ("CAP") with respect to such MATERIAL within ten (10) working days of such notification, addressing implementation and procedure milestones for remedying such Epidemic Condition(s). An extension of this time-frame is permissible upon mutual written agreement of the parties.

Upon notification of the Epidemic Condition to Supplier, Company shall have the right to postpone all or part of the shipments of unshipped MATERIAL, by giving written notice of such postponement to Supplier, pending correction of the Epidemic Condition. Such postponement shall temporarily relieve Supplier of its shipment liability and Company of its shipment acceptance liability. Should Supplier not agree to the existence of an Epidemic Condition or should Company not agree to the CAP, then Company shall have the right to suspend all or part of its unshipped orders without liability to Company until such time as a mutually acceptable solution is reached.

An Epidemic Condition will be considered to exist when one or more of the following conditions occur:

(1) Failure reports or statistical samplings show that one (1) percent or more of MATERIAL installed or one (1) percent or more of MATERIAL shipped during any two consecutive months, or one (1) percent or more of the MATERIAL tracked by Company's Field Quality Engineering contain a potential safety hazard (such as personal injury or death, fire,



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     explosion, toxic emissions, etc.), or exhibit a highly objectionable symptom (such as emissions of smoke, loud noises, deformation of housing) or other disconcerting symptoms of this type.

(2) Reliability plots of relevant data indicate that the MATERIAL has actual Mean Time Between Failures (MTBF) of less than 80% of the MTBF stipulated in the Technical Specification. The MTBF parameter of MATERIAL is defined as the total operating or power-on time of any population under observation ("T"), in hours, divided by the total number of critical failures ("n") that have occurred during the observed period. A critical failure is defined as a failure to operate per the requirements of the Technical Specification. The total operating time of a population is the summation of operating time of individual units in that population. MTBF is expressed as MTBF = T/n. An Epidemic Condition shall exist when data derived from populations being tracked confirms the condition with 80% confidence.

(3)  MATERIAL Dead on Arrival (DOA) failures exceed 5%.

Only major functional and visual/mechanical/appearance defects are considered for determining Epidemic condition. MATERIAL could be either sampled or, at Company's option, 100% audited at Company warehouses, factories or Company's customers' locations. If MATERIAL is sampled, the data must have 80% or better statistical confidence.

For the purpose of this Agreement, functional DOA shall be defined as any MATERIAL that during the test, installation or upon its first use fails to operate as expected or specified. Visual/mechanical/appearance DOA is defined as any MATERIAL containing one or more major defects that would make the MATERIAL unfit for use or installation.

An Epidemic Condition shall not include failures due to customer misapplication, utilization of parts not approved by Supplier, or chain failures induced by internally or externally integrated subassemblies.

In the event that Supplier develops a remedy for the defect(s) that caused the Epidemic Condition and Company agrees in writing that the remedy is acceptable, Supplier shall:

     (a)  Incorporate the remedy in the affected MATERIAL.

     (b) Ship all subsequent MATERIAL incorporating the required modification correcting the defect(s) at no additional charge to Company; and

     (c) Repair and/or replace MATERIAL, at Supplier's option, that caused the Epidemic Condition. In the event that Company incurs costs due to such repair and/or replacement, including but not limited to labor and shipping costs, Supplier shall reimburse Company for such costs. Supplier shall bear risk of in transit loss and damage for such repaired and/or replaced MATERIAL.



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Supplier and Company shall mutually agree in writing as to the remedy's implementation schedule. Supplier agrees to utilize its best efforts to implement the remedy in accordance with the agreed-upon schedule.

In the event that Supplier is unable to develop a mutually agreeable remedy, or does not adequately take into account the business interests of Company, as reasonably agreed by the parties, Company may (1) develop and implement such remedy and, in such case, implementation costs and risk of in-transit loss and damage shall be allocated between the parties as set forth in this clause, and/or (2) cancel postponed orders without liability and return all MATERIAL affected by such Epidemic Condition for full refund, payable by Supplier within thirty (30) days after receipt of returned MATERIAL (with risk of loss or in-transit damage borne by Supplier) and/or (3) terminate this Agreement without further liability.

FLEXIBLE DELIVERY

From time to time during the term of this Agreement, one or more ordering Companies and/or one or more of the Company's ordering locations (e.g., a Company manufacturing location) may decide to implement a "Consignment" or "Demand Pull" delivery arrangement for one or more items of MATERIAL covered by the Agreement. Upon mutual agreement between Company and Supplier, Company shall have the right to implement such delivery arrangements by providing written notice to Supplier at least one hundred twenty (120) days prior to the implementation date; unless an earlier date is mutually agreed upon. Such notice shall specify the particular Company or Companies and/or Company ordering locations which will be covered by such delivery arrangement, the item(s) of MATERIAL covered by such delivery arrangement, and the implementation date. The terms and conditions of the applicable delivery arrangement, which are covered in the clauses CONSIGNMENT PROCEDURES and DEMAND PULL PROCEDURES shall apply to any such implemented delivery arrangements. The other terms and conditions of this Agreement shall also apply to such delivery arrangements, provided, however that if there is a conflict between the terms and conditions in Appendices and/or the other terms and conditions stated in this Agreement, the terms and conditions of such applicable Appendices shall control.

FREIGHT ON BOARD

Freight Collect-Irvine, Ca.

HEAVY METAL IN PACKAGING

Supplier warrants to Company that no lead, cadmium, mercury, or hexavalent chromium have been intentionally added to any packaging or packaging components (as defined under applicable laws) to be provided to Company under this Agreement. Supplier further warrants to Company that the sum of the concentration levels of lead, cadmium, mercury, or hexavalent chromium in the package or packaging components provided to Company under this Agreement does not exceed 100 parts per million. Upon request, Supplier shall provide to Company Certificates of Compliance certifying that the packaging and/or packaging components provided under this Agreement are in compliance with the requirements set forth above in this clause. Supplier shall indemnify and hold Company



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harmless for any liability, fine or penalty incurred by Company to any third party or governmental agency arising out of Company's good faith reliance upon said warranties or any Certificates of Compliance.

ISO COMPLIANCE

Supplier shall make best effort to obtain ISO 9000 certification within the eighteen (18) month period following the execution of this Agreement.

LATE DELIVERY

In addition to any other rights and remedies Company may have for Supplier's late delivery, if Supplier fails to deliver fully conforming MATERIAL within the Supplier Interval specified in this Agreement, or by the delivery date specified in an order placed pursuant to this Agreement and accepted by Supplier, Company may, at its option, establish a new delivery date for Supplier or cancel this Agreement or order. If Company establishes a revised delivery date and Supplier fails to deliver fully conforming MATERIAL by the revised date, Company may cancel this Agreement or order. Cancellations made pursuant to this clause shall be at no charge or liability to Company.

LEAD TIME (SUPPLIER INTERVAL)

Supplier is responsible for delivery within the Supplier Interval stated in this Agreement, unless Supplier agrees to an earlier delivery date on the purchase order acknowledgment. Supplier Interval is defined as that time from placement of order with Supplier to delivery at Company's final destination. Unless otherwise specified in this Agreement or the purchase order, Supplier will be responsible for meeting the delivery requirements specified in the clause "SERVICE".

MARKING

All MATERIAL furnished under this Agreement shall be marked for identification purposes in accordance with the specifications set forth in this Agreement and as follows:

     (a)  with Supplier model/serial number; and

     (b)  with month and year of manufacture.

In addition, Supplier agrees to add any other identification which might be requested by Company from time to time. Charges, if any, for such additional identification marking shall be as agreed upon by Supplier and Company.

MEDIATION

If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been

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successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through mediation by submitting the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). Each party shall bear its own expenses and an equal share of the expenses of the mediator and the fees of the AAA. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence. If such dispute is not resolved by such mediation, the parties shall have the right to resort to any remedies permitted by law. All defenses based on passage of time shall be tolled pending the termination of mediation. Nothing in this clause shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending mediation. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to mediate.

NEW AND CHANGED METHODS/COST REDUCTIONS

Supplier agrees to keep abreast of major developments in Supplier's industry and promptly advise Company of any developments which might affect the production of any MATERIAL under this Agreement.

If during the term of this Agreement Supplier's costs are reduced by using improvement from the:

     1. adoption of new production methods, processes, techniques, or materials, or

     2. use of additional, new, or different equipment or facilities prices shall be reduced by agreement of the parties to fairly reflect such reduction.

NON-EXCLUSIVE MARKET RIGHTS

It is expressly understood and agreed that this Agreement neither grants to Supplier an exclusive right or privilege to manufacture or repair for Company any or all MATERIAL of the type described in this Agreement, nor requires the purchase of any manufactured or repaired MATERIAL from Supplier by Company. It is, therefore, understood that Company may contract with other manufacturers and suppliers for the manufacture or repair of MATERIAL and other products.

OPTION TO EXTEND

Company shall have the right to extend the period specified in the clause MATERIAL for up to Twenty-four (24) months by giving Supplier at least thirty
(30) days prior written notice.

Within ten (10) days of the date of Company's notice to extend the period, Supplier shall notify Company in writing whether Supplier proposes to revise the price(s) under this Agreement. If the parties fail to agree on the revised price(s) within twenty (20) days after the date of Supplier's notice, Company's notice of extension shall be considered withdrawn and prices for outstanding orders or orders placed during the term of this Agreement shall not be revised.




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OZONE DEPLETING SUBSTANCES LABELING

Supplier warrants and certifies that all products, including packaging and packaging components, provided to Company under this Agreement have been accurately labeled, in accordance with the requirements of 40 CFR part 82 entitled "Protection of Stratospheric Ozone, Subpart E - The Labeling of Products Using Ozone Depleting Substances." Supplier agrees to indemnify, defend and save harmless Company, its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that may be sustained by reason of Supplier's non-compliance with such applicable law or the terms of this warranty and certification.

OZONE DEPLETING CHEMICALS

Supplier hereby warrants that it is aware of international agreements and pending legislation in several nations, including the United States, which would limit, ban and/or tax importation of any product containing, or produced using, ozone depleting chemicals ("ODCs"), including chlorofluorocarbons, halons, and certain chlorinated solvents. Supplier hereby warrants that manufactured and/or repaired Material will conform to applicable requirements established pursuant to such agreements, legislation, or regulations, and that manufactured and repaired Material will be able to be imported into and used lawfully in (and without additional taxes associated with ODCs not reported to Company by Supplier as set forth in this clause) the United States and other countries designated by Company, under all such agreements, legislation, and regulations. Supplier also warrants that it is currently reducing, and is currently causing all of its parts and component manufacturing vendors to reduce, and will, in an expeditious manner, eliminate and cause its parts and component manufacturing vendors to eliminate, the use of ODCs in the manufacture and repair of Material and all of its parts and components.

Supplier shall, upon execution of this Agreement, and at any time that new products are ordered under this Agreement or changes are made to Material manufactured and/or repaired under this Agreement, complete, sign, and return to Company an ODC Content Certification, in the form requested by Company. The ODC Content Certification must be signed by Supplier's facility manager, corporate officer, or delegate.

The term "ODC content" on the ODC Content Certification means the total pounds of ODC used directly in the manufacture and/or repair of each unit of Material. This includes all ODCs Supplier uses in its manufacturing, assembly, and repair operations, plus all ODCs used by Supplier's vendors and any other vendors in producing parts, components, or other products incorporated into Material. Supplier warrants to Company that all information furnished by Supplier on the ODC Content Certification is complete and accurate and that Company may rely on such information for any purpose, including but not limited to providing reports to government agencies or otherwise complying with applicable laws. Supplier agrees to defend, indemnify, and hold Company harmless of and from any claims, demands, suits, judgments, liabilities, costs, and expenses (including additional ODC taxes and reasonable attorneys' fees) which Company may incur under any applicable federal, state, or local laws or international agreements, and any and all amendments thereto, by reason of Company's use of or reliance on the information furnished to Company by Supplier on the ODC Content Certification or by reason of Supplier's breach of this clause. Supplier



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agrees to cooperate with Company in responding to any inquiry concerning the use of ODCs to manufacture and/or repair Material or components thereof and to execute without additional charge any documents reasonably required to certify the absence or quantity of ODCs used to manufacture and/or repair Material or components thereof.

PACKING

MATERIAL purchased, repaired, replaced or refurbished under this Agreement shall be packed by Supplier at no additional charge in containers which meet the specifications set forth in PKG-91NJ1045 Issue 3 and any other individual product packaging specifications and as may be changed from time to time by Company, attached hereto and incorporated herein as Attachment D.

PAYMENT TERMS

Net 30 days.

PRICE REVISION

Either party may initiate a revision in prices under the Agreement by giving written notice to the other at least thirty (30) days prior to the proposed effective date thereof. Such revision shall be based on changes in Supplier's cost and shall be determined by mutual agreement of the parties. Supplier shall substantiate such changes in cost with documentation satisfactory to Company, including, but not limited to, a list of purchased material and purchased services showing quantities and cost of each, and direct labor hours for each operation. If the parties fail to mutually agree upon revised prices by the proposed effective date, Company shall have the right to terminate outstanding orders with respect to all unshipped material other than quantities theretofore manufactured, which quantities shall not be affected by the proposed price revision, and no further orders will be placed against this Agreement.

PROCESS CERTIFICATION

Company has the right to review, inspect, and evaluate Supplier's parts and supplies and Supplier's sources for parts and supplies. Company has the right to specify types of parts used in manufacture and/or repair of Material and/or suppliers of these parts. If this impacts previously agreed to unit prices, such prices shall be negotiated and mutually agreed to. All changes to Company specified parts, supplies, and sources must be approved in writing by Company, which approval shall not be unreasonably delayed or withheld.

In regard to Supplier's manufacturing processes, Company also reserves the right to perform periodic quality surveys, evaluations, and approvals, including, but not limited to, analysis of each manufacturing or assembly position for acceptability of procedures, equipment calibration, and operator performance, as well as evaluation of quality control/quality assurance and data collection and analysis procedures.

Supplier shall conduct appropriate incoming inspection of components in accordance with its standard practices approved by Company and any specific requirements of Company. Such practices may be modified from time to time to address specific conditions as requested by Company. Any increases or decreases to price resulting from such modifications shall be mutually agreed upon.

PRODUCT CONFORMANCE REVIEW

Paragraph (1) of the clause PRODUCT CONFORMANCE REVIEW on the reverse side of page 1 applies.

PRODUCT DOCUMENTATION

Supplier agrees to furnish, at mutually agreed upon prices, product documentation and any succeeding changes thereto, as described in the Technical Specification. Company may use, reproduce, reformat, modify and distribute such product documentation.

Company agrees to reproduce Supplier's copyright notice contained in any documentation reproduced without change by Company. For documentation which is reformatted or modified by Company, Company shall have the right to place only Company's own copyright notice on the reformatted or modified documentation. It is the intent of the parties that Company's copyright notice shall be interpreted to protect the underlying copyright rights of Supplier to the documentation to the extent such underlying rights are owned by Supplier.

REGISTRATION AND RADIATION STANDARDS

When MATERIAL furnished under this Agreement is subject to Part 2, Part 15, Part 22 or any other part of the Federal Communication Commission's Rules and Regulations, as may be amended from time to time (hereinafter "FCC Rules"), Supplier warrants that such MATERIAL complies with the registration, certification, type-acceptance and/or verification standards of the FCC Rules including, but not limited to, all labeling, customer instruction requirements, and the suppression of radiation to specified levels. Supplier shall also establish periodic on-going compliance retesting and follow a Quality Control program, submitted by Company, to assure that MATERIAL shipped complies with the applicable FCC Rules. Supplier agrees to indemnify and save Company harmless from any liability, claims or demands (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made because of Supplier's noncompliance with the applicable FCC Rules. Supplier agrees to defend Company, at Company's request, against such liability, claim or demand. In addition, should MATERIAL which is subject to Part 15 of the FCC Rules, during use generate harmful interference to radio communications, Supplier shall provide the Company information relating to methods of suppressing such interference and pay the cost of suppressing such interference or, at the option of Company, accept the return of the MATERIAL and refund to Company the price paid for the MATERIAL less a reasonable amount for depreciation, if applicable.

To the extent that MATERIAL furnished under this Agreement is also subject to FCC Rules governing the use of the MATERIAL as a component in a system, Company shall be responsible for compliance with the applicable FCC Rules governing the system. Supplier shall fully cooperate with Company, by providing technical support and information, and, upon written request from Company, shall modify MATERIAL to enable Company to ensure ongoing compliance with the FCC Rules. Company agrees to pay any increase in Supplier's costs and/or expenses resulting from Company's request to modify MATERIAL to enable Company to comply with the FCC Rules.

Nothing in this clause shall be deemed to diminish or otherwise limit Supplier's obligations under the "WARRANTY" clause or any other clause for this Agreement.

REPAIRS NOT COVERED UNDER WARRANTY

In addition to repairs provided for in the WARRANTY clause, Supplier agrees to provide repair service on all MATERIAL ordered under this Agreement during the term of this Agreement and until five (5) years after the expiration of this Agreement. Repairs shall be provided by Supplier at no charge, except as may be mutually agreed to by the parties and charges for repairs in such excepted cases shall be stated on an individual purchase order. MATERIAL to be repaired under this clause will be returned to a location designated by Supplier, and unless otherwise agreed upon by Supplier and Company, Supplier shall ship the repaired MATERIAL which meets the specifications set forth in the "SPECIFICATIONS OR DRAWINGS" clause within thirty (30) days of receipt of the defective or non-conforming MATERIAL.

If MATERIAL is returned to Supplier for repair as provided for in this clause and is determined to be beyond repair, Supplier shall so notify Company and provide replacement (or substitute) Material to Company at its then current price for such MATERIAL. Further, if requested by Company, Supplier shall take the necessary steps to dispose of the irreparable MATERIAL and pay to Company the salvage value, if any.

Replacement and repaired MATERIAL shall be warranted as set forth in the WARRANTY clause.

It is expressly understood and agreed that this Agreement does not grant Supplier an exclusive privilege to repair any or all of the MATERIAL purchased under this Agreement for which Company may require repair; and Company may perform the repairs or contract with others for these services. In addition, Supplier authorizes Company and any qualified repairer with whom Company may contract to perform repairs on all MATERIAL purchased under this Agreement. All transportation costs of and in transit risk of loss and damage to MATERIAL returned to Supplier for repair under this clause will be borne by Company and all transportation costs of and in transit risk of loss and damage to such repaired or replacement MATERIAL returned to Company will be borne by Company.

REPAIR PROCEDURES

Company shall furnish a repair order containing the following information with MATERIAL returned to Supplier for repair: (a) Company's name and complete address; (b) name(s) and telephone number(s) of Company's employee(s) to contact in case of questions about the MATERIAL to be repaired; (c) ship-to address for return of repaired MATERIAL if different than (a); (d) a complete list of MATERIAL returned; (e) the nature of the defect or failure if known; and (f) whether or not returned MATERIAL is in warranty. Supplier shall, within ten (10) days of the execution of this Agreement, provide a written notice to Company specifying (i) the name(s) and telephone number(s) of the individual(s) to be contacted concerning any questions that may arise concerning repair, and (ii) if required, any special packing of MATERIAL which might be necessary to provide adequate in-transit protection from transportation damage.

MATERIAL repaired by Supplier shall have the repair completion date stenciled or otherwise identified in a permanent manner at a readily visible location on the MATERIAL and the repaired MATERIAL shall be returned with a tag or other papers describing the repairs which have been made. Material forwarded to Supplier may have original factory designation markings. Supplier shall line out these markings in a manner such that they will remain partially readable, and then affix replacement nomenclature as may be provided by Company.

Supplier will close all repair orders and recover transportation charges by forwarding to Company a weekly summary listing indicating the serial numbers and the associated transportation costs of all Material shipped. In addition, if replacement Material has been substituted by Supplier for original Material, Supplier shall furnish, by repair order number, the serial numbers of both the original and replacement Material. Company shall reimburse Supplier for transportation costs monthly. Any invoices originated by Supplier for repair services must be clearly identified as such, and must contain: (1) a reference to Company's purchase order for these repair services, and (2) a description of repairs made by Supplier. Further, the provisions of the INVOICING and SHIPPING clauses, other than provisions relating to transportation charges with respect to MATERIAL repaired under warranty, shall apply to Supplier's return to Company of repaired MATERIAL.

RETURN GOODS MATERIAL

Company may return Material that was either (1) never shipped by Company; or (2) never installed by Company (hereinafter referred to as RGM). Such RGM will be returned to Supplier for repair, upgrade or refurbishment. Supplier shall, within thirty (30) days receipt of any such Material, evaluate the extent of reconditioning required to upgrade and rewarrant Material and provide a written cost estimate for such RGM services to Company. If Company accepts Supplier's cost estimate then Company shall issue a purchase order for the completion by Supplier of RGM services. RGM MATERIAL returned by Supplier shall be warranted as set forth in the WARRANTY clause.

Any invoices originated by Supplier for (RGM) repair services must be clearly identified as such, and must contain: (1) a reference to Company's purchase order for these (RGM) repair services, and (2) a description of repairs made by Supplier. Further, the provisions of the INVOICING and SHIPPING clauses, other than provisions relating to transportation charges with respect to MATERIAL repaired under warranty, shall apply to Supplier's return to Company of repaired MATERIAL.

SAFETY CERTIFICATION

All Material purchased under this Agreement shall be designed to be in compliance with the applicable Underwriters Laboratories (UL), Canadian Standards Association (CSA) and International standards and regulations. Supplier shall be responsible for making Material available for testing and Company and Supplier agree to negotiate all costs associated with bringing Material into compliance with said UL, CSA and International standards and regulations.

SECTION HEADINGS

The headings of the clauses in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

SERVICE

Company intends to monitor the delivery performance of each Supplier via special performance reports. It should be noted that Company shall interpret delivery as arrival at the final destination specified in the order. Ideally every Supplier should maintain a performance level of 100% received to Want Date (current and back) and 100% received by lead time (Supplier Interval). Company's minimum requirement is that Supplier will maintain an "AVERAGE PERCENT RECEIVED TO REQUIRED DATE of 85% and an "AVERAGE PERCENT RECEIVED BY LEAD TIME" (Supplier Interval) of 100%. For MATERIAL ordered via Consignment, if any, Supplier shall maintain a one hundred percent (100%) performance rating for "PERCENT OF FORECAST QUANTITY ON HAND WHEN MEASURED".

Supplier is expected to make every reasonable effort to deliver MATERIAL in accordance with Company's required delivery schedule as contained in Company's orders, and as the delivery schedule may be subsequently modified by Company. Supplier is also expected to communicate to Company any foreseeable change to Supplier's acknowledged delivery schedule. Supplier's compliance with the foregoing expectations will not relieve Supplier of the minimum service requirements established in the preceding paragraph. If Supplier advises Company that it will be unable to meet acknowledged delivery dates, and Company elects to call for expedited shipments, Supplier will be required to pay the difference in cost between the method of shipping specified in the order and the actual cost incurred for expedited shipment.

SPECIFICATIONS OR DRAWINGS

Technical Specifications, WP-92066, Iss. 2 dated 8/11/94; and KS-24019, Iss. 1.0 dated 02/28/95, copies of which are in the Supplier's possession, and as may be changed from time to time with Supplier's written approval, are hereby made part of this Agreement.

Any Proposed changes to the Technical Specification shall require the prior written approval of Company. Supplier shall provide Company with at least thirty
(30) days prior written notice of any change proposed to be made by Supplier in the MATERIAL furnished pursuant to the Technical Specification under this Agreement. If Company, in its sole discretion, does not agree to the change proposed by Supplier, then in addition to all other rights and remedies at law or equity or otherwise, and without any cost to or liability or obligation of Company, Company shall have the right to terminate this Agreement and to terminate any or all purchase orders for MATERIAL affected by such change.

Supplier agrees to continue to supply MATERIAL to Company pursuant to the Technical Specification for the term of the Agreement. If Supplier is unable to continue to thus supply or discontinues manufacture of MATERIAL, Company shall be entitled to one year's advance notice.

TERMINATION OF ORDER(S)

Company may at any time terminate without cause any or all Orders placed by it hereunder. Unless otherwise specified herein, Company's liability to Supplier with respect to such terminated Order or Orders shall be limited to the lesser of: (1) the value of the terminated Order, or (2) the total of: (i) Supplier's purchase price of all parts (not usable in Supplier's other operations or, with the exception of all programmed ROM type devices, salable to Supplier's other customers), less the salvage value thereof, plus (ii) the actual costs incurred by Supplier in manufacturing Material in process at the date of notice of termination. However, no such termination charges will be invoiced, if within sixty (60) days of notice of termination, manufactured or repaired Material equivalent in volume to that being terminated is ordered by Company. If requested, Supplier agrees to substantiate such costs with proof satisfactory to Company. Termination of Orders under this Clause shall not require judicial intervention to be effective.

Supplier shall use its best efforts to cancel, stop, return, or otherwise dispose of all Supplier-sourced parts not used in manufacture or repair of Material. Upon request, Supplier shall identify its parts suppliers and cancellation terms, and shall permit and assist Company in discussions concerning cancellation charges with such parts suppliers.

TERMINATION

Company may terminate this Agreement in whole or part by giving Supplier at least sixty (60) days prior written notice. Prices for any work remaining with Supplier under this Agreement terminated in part may be adjusted to fairly reflect Supplier's costs resulting from work withdrawn. Upon termination, Company shall pay Supplier all amounts due for services and material provided by Supplier to Company under this Agreement up to and including the effective date of termination. Such payment shall constitute a full and complete discharge of Company's obligations under this Agreement.

TRAINING

If requested by Company, Supplier will provide instructors and the necessary instructional material of Supplier's standard format, at mutually agreed upon prices, to train Company's personnel in the installation, practices, operation, maintenance and repair of conducted at reasonable intervals at locations agreed upon by Supplier and Company.

WARRANTY

The WARRANTY clause on the reverse side of Page 1 is hereby amended to read as follows in item (b) of the second sentence:

(b)  Three years after the material is accepted by Company or

WORK DONE BY OTHERS

If any part of the Work is dependent upon work done by others, Supplier shall inspect, and promptly report to Company's Representative any defect that renders such other work unsuitable for Supplier's proper performance. Supplier's silence shall constitute approval of such other work as fit, proper and suitable for Supplier's performance of the Work.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



ACCEPTED:  Date June  12, 1995

Supplier:Datum Inc./Efratom Time            AT&T Corp.
and Frequency Products, Inc.

By:    /s/ DONALD SINNAR                    By:    /s/ L.S. CONTERNO
   --------------------------------            --------------------------------
           Donald Sinnar                               L.S. Conterno

Title:    Vice President                    Title: Global Procurement Vice
                                                   President Worldwide
                                                   Operations

                             ATTACHMENT A - LCB529E

                                                               LEAD     DEMAND/PULL    CONSIGNMENT   FINISHED GOODS         WIP
     COMCODE             DESCRIPTION        PRICE (ea)       TIME(wks)      Y/N            Y/N           (WEEKS)         (WEEKS)
   Column data           Column data        Column data
 omitted pursuant     omitted pursuant   omitted pursuant
   to Rule 406           to Rule 406        to Rule 406
                                                               12            Y              N          2 Through 5    6 Through 12
                                                                8            Y              N          2 Through 5     6 Through 8
                                                               12            Y              N          2 Through 5    6 Through 12
                                                                8            Y              N          2 Through 5     6 Through 8
                                                               12            Y              N          2 Through 5    6 Through 12
                                                                8            Y              N          2 Through 5     6 Through 8


                                                               12            Y              N          2 Through 5    6 Through 12
                                                                8            Y              N          2 Through 5     6 Through 8
                                                               12            Y              N          2 Through 5    6 Through 12
                                                                8            Y              N          2 Through 5     6 Through 8
                                                                8            Y              N          2 Through 5     6 Through 8


                                                               12            Y              N          2 Through 5    6 Through 12
                                                                8            Y              N          2 Through 5     6 Through 8
                                                               12            Y              N          2 Through 5    6 Through 12
                                                                8            Y              N          2 Through 5     6 Through 8
                                                                8            Y              N          2 Through 5     6 Through 8

                                                                         LCB529E
                                                                    ATTACHMENT B
                                                                     Page 1 of 1

AT&T  NETWORK SYSTEMS -- COLUMBUS WORKS

---------------------------------------------------------------------------------------------------------------------------------
AT&T                                                   ENTERPRISE PROCUREMENT AND PAYABLES SYSTEM                   DATE:  ___/95
REPORT:         8655                                              CONSIGNMENT REPORT                                 TIME:  00:18
ORD-LOC:        COLUMBUS WORKS                                    FOR WEEK OF ___/01/95                                PAGE:  106
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
PUR-LOC:        CB                          COLUMBUS WORKS
REC LOC:        CB                          SHIP TO:  8
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
VENDOR:                                                       DI
PURCHASE ORDER NUMBER:
ITEM NUMER:                                 00001
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
CONTACT:                                    42BF
PHONE:                                      614-860-______
EDI:     N            EDS:     Y            ERS:     N
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
PART NUMBER:          Omitted pursuant                               ISSUE:
DESCRIPTION:          to Rule 406
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
ON-HAND QTY:                        2498 DENOM:  PC
---------------------------------------------------------------------------------------------------------------------------------
*****         TOTAL USED                         0  *****
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
NETTED WEEKLY REQUIREMENTS:                                                             FISCAL MONTHLY REQUIREMENTS:
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
05/01/95            Column data omitted   07/31/95          Column data omitted          11/95      Column data omitted
05/08/95            pursuant to Rule 406  08/07/95          pursuant to Rule 406         12/95      pursuant to Rule 406
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
05/15/95                                  08/14/95                                       01/96
05/22/95                                  08/21/95                                       02/96
05/29/95                                  08/28/95                                       03/96
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
06/05/95                                  09/04/95                                       04/96
06/12/95                                  09/11/95
06/19/95                                  09/18/95
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
06/26/95                                  09/25/95
07/03/95                                  10/02/95
07/10/95                                  10/09/95
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
07/17/95                                  10/16/95
07/24/95                                  10/23/95
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                              *********************************************
                                                              TOTAL (WEEKLY + MONTHLY):     Omitted pursuant to Rule 406
                                                              *********************************************


---------------------------------------------------------------------------------------------------------------------------------
LAST RECEIVALS:                           PACKING SLIP #
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
04/28/95          Column data omitted     138379
04/20/95          pursuant to Rule 406    238298
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
04/13/95                                  138295
03/31/95                                  138200
03/24/95                                  138191
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                               ATT -- PROPRIETARY
                      USE PURSUANT TO COMPANY INSTRUCTIONS
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

                                                                                                              LCB529E
                                                                                                         ATTACHMENT C
                                                                                                          Page 1 of 1
---------------------------------------------------------------------------------------------------------------------------------
AT&T  NETWORK SYSTEMS -- COLUMBUS WORKS

---------------------------------------------------------------------------------------------------------------------------------
AT&T                                         ENTERPRISE PROCUREMENT AND PAYABLES SYSTEM                 DATE:  ___/95
REPORT:         8650                                    DEMAND PULL REPORT                               TIME:  00:18
ORD-LOC:        COLUMBUS WORKS                          FOR WEEK OF ___/01/95                              PAGE:  236
---------------------------------------------------------------------------------------------------------------------------------
PUR-LOC:        CB                          COLUMBUS WORKS
REC LOC:        CB                          SHIP TO:  8
---------------------------------------------------------------------------------------------------------------------------------
VENDOR:                                                     DI
PURCHASE ORDER NUMBER:
ITEM NUMER:                                 00001
---------------------------------------------------------------------------------------------------------------------------------
CONTACT:                                    42BF
PHONE:                                      614-860-______
EDI:     N            EDS:     Y            ERS:     N
---------------------------------------------------------------------------------------------------------------------------------
PART NUMBER:          Omitted pursuant                      ISSUE:
DESCRIPTION:          to Rule 406
---------------------------------------------------------------------------------------------------------------------------------
ON-HAND QTY:                   949 DENOM:   PC
---------------------------------------------------------------------------------------------------------------------------------
*****           SUPPLIER ACTION:            SHIP            674   *****
---------------------------------------------------------------------------------------------------------------------------------
NETTED WEEKLY REQUIREMENTS:                                                             FISCAL MONTHLY REQUIREMENTS:
---------------------------------------------------------------------------------------------------------------------------------
05/01/95          Column data omitted       07/31/95        Column data omitted           11/95         Column data omitted
05/08/95          pursuant to Rule 406      08/07/95        pursuant to Rule 406          12/95         pursuant to Rule 406
---------------------------------------------------------------------------------------------------------------------------------
05/15/95                                    08/14/95                                      01/96
05/22/95                                    08/21/95                                      02/96
05/29/95                                    08/28/95                                      03/96
---------------------------------------------------------------------------------------------------------------------------------
06/05/95                                    09/04/95                                      04/96
06/12/95                                    09/11/95
06/19/95                                    09/18/95
---------------------------------------------------------------------------------------------------------------------------------
06/26/95                                    09/25/95
07/03/95                                    10/02/95
07/10/95                                    10/09/95
---------------------------------------------------------------------------------------------------------------------------------
07/17/95                                    10/16/95
07/24/95                                    10/23/95
---------------------------------------------------------------------------------------------------------------------------------
                                                             *********************************************
                                                             TOTAL (WEEKLY + MONTHLY):  Omitted pursuant to Rule 406
                                                             *********************************************
---------------------------------------------------------------------------------------------------------------------------------
LAST RECEIVALS:                             PACKING SLIP #
---------------------------------------------------------------------------------------------------------------------------------
04/29/95          Column data omitted       87200
04/20/95          pursuant to Rule 406      067344
---------------------------------------------------------------------------------------------------------------------------------
04/19/95                                    065216
04/04/95                                    64949
03/28/95                                    NA
---------------------------------------------------------------------------------------------------------------------------------
                                                         ATT -- PROPRIETARY
                                                USE PURSUANT TO COMPANY INSTRUCTIONS
---------------------------------------------------------------------------------------------------------------------------------

TERMS AND CONDITIONS (3-94)


Applicable to PD-60-59 and PD-59A

ASSIGNMENT AND SUBCONTRACTING - Supplier shall not assign any right or interest under this Agreement (excepting monies due or to become due) or delegate or subcontract any Work or other obligation to be performed or owed under this Agreement without the prior written consent of Company. Any attempted assignment, delegation or subcontracting in contravention of the above provisions shall be void and ineffective. Any assignment of monies shall be void and ineffective to the extent that (1) Supplier shall not have given Company at least thirty (30) days prior written notice of such assignment or (2) such assignment attempts to impose upon Company obligations to the assignee additional to the payment of such monies, or to preclude Company from dealing solely and directly with Supplier in all matters pertaining to this Agreement including the negotiation of amendments or settlements of charges due. All Work performed by Supplier's subcontractor`(s) at any tier shall be deemed Work performed by Supplier.

CHOICE OF LAW - The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the laws of the State of New Jersey excluding its choice of laws rules and excluding the Convention of the International Sale of Goods. The parties agree that the provisions of the New Jersey Uniform Commercial Code apply to this Agreement and all transactions under it, including agreements and transactions relating to the furnishing of services, the lease or rental of equipment or material, and the license of software. Supplier agrees to submit to the jurisdiction of any court wherein an action is commenced against Company based on a claim for which Supplier has agreed to identify Company under this Agreement.

COMPLIANCE WITH LAWS - Supplier and all persons furnished by Supplier shall comply at their own expense with all applicable federal, state, local and foreign laws, ordinances, regulations and codes, including those relating to the use of chlorofluorocarbons, and including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance under this Agreement. Supplier agrees to indemnify, defend (at Company's request) and save harmless Company, its affiliates, its and their customers and each of their officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from any failure to do so.

ENTIRE AGREEMENT - This Agreement shall incorporate the typed or written provisions on Company's orders issued pursuant to this Agreement and shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the order(s) and shall not be modified or rescinded, except by a writing signed by Supplier and Company. All references in these terms and conditions to this Agreement or to Work, services, material, equipment, products, software or information furnished under, in performance of, pursuant to, or in contemplation of, this Agreement shall also apply to any orders issued pursuant to this Agreement. Printed provisions on the reverse side of Company's orders (except as specified otherwise in this Agreement) and all provisions on Supplier's forms shall be deemed deleted. Additional or different terms inserted in this Agreement by Supplier, or deletions thereto, whether by alterations, addenda, or otherwise, shall be of no force and effect, unless expressly consented to by Company in writing. Estimates of forecasts furnished by Company shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements and understandings of the parties with respect to the subject matter of this Agreement. The term "Work" as used in this Agreement may also be referred to as "services."

FORCE MAJEURE - Neither party shall be held responsible for any delay or failure for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or nonperforming party or its subcontractors ("force majeure conditions"). Notwithstanding the foregoing, Supplier's liability for loss or damage to Company's material in Supplier's possession or control shall not be modified by this clause. If any force majeure condition occurs, the party delayed or unable to perform shall not be modified by this clause. If any force majeure condition occurs, the party delayed or unable to perform shall give immediate notice to the other party, stating the nature of the force majeure condition and any action being taken to avoid or minimize its effect. The party affected by the other's delay or inability to perform may elect to: (1) suspend this Agreement or an order for the duration of the force majeure condition and
(i) at is option buy, sell, obtain or furnish elsewhere material or services to be bought, sold, obtained or furnished under this Agreement or an order (unless such sale or furnishing is prohibited under this Agreement) and deduct from any commitment the quality bought, sold, obtained or furnished or for which commitments have been made elsewhere and (ii) once the force majeure condition ceases, resume performance under this Agreement or order with an option in the affected party to extend the period of this Agreement or an order up to the length of time the force majeure condition endured and/or (2) when the delay or nonperformance continues for a period of at least fifteen (15) days, terminate, at no charge, this Agreement or an order or the part of it relating to material not already shipped, or services not already performed. Unless written notice is given within forty-five (45) days after the affected party is notified of the force majeure condition, (1) shall be deemed selected.

GOVERNMENT CONTRACT PROVISIONS - The following provisions regarding equal opportunity, and all applicable laws, rules, regulations and executive orders specifically related thereto, including applicable provisions and clauses from the Federal Acquisition Regulation and all supplements thereto are incorporated in this Agreement as they apply to work performed under specific U.S. Government contracts: 41 CFR 60-1.4, Equal Opportunity; 41 CFR 60-1.7, Reports and Other Required information; 41 CFR 60-1.8, Segregated Facilities; 41 CFR 60-250.4, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (if in excess of $10,000); and 41 CFR 60-741.4, Affirmative Action for Disabled Workers (if in excess of $2,500), wherein the terms "contractor" and "subcontractor" shall mean "Supplier". In Addition, orders placed under this Agreement containing a notation that the material or services are intended for use under Government contracts shall be subject to such other Government provisions printed, typed or written hereon, or on the reverse side thereof, or in attachments thereto.

IDENTIFICATION - Supplier shall not, without Company's prior written consent, engage in advertising, promotion or publicity related to this Agreement, or make public use of any identification in any circumstances related to this Agreement. "Identification" means any copy or semblance of any trade name, trademark, service mark, insignia, symbol, logo, or any other product,



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service or organization designation, or any specification or drawing to AT&T or its affiliates, or evidence of inspection by or for any of them. Supplier shall remove or obliterate any Identification prior to any use of disposition of any material rejected or not purchased by Company, and, failing to do so, shall indemnify, defend (at Company's request) and save harmless AT&T and its affiliates and each of their officers, directors and employees from and against any losses, damages, claims demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) arising out of Supplier's failure to so remove or obliterate.

IMPLEADOR - Supplier shall not implead or bring an action against Company or its customers or the employees of either based on any claim by any person for personal injury or death to an employee of Company or its customers occurring in the course or scope of employment and that arises out of material or services furnished under this Agreement.

INFRINGEMENT - Supplier shall indemnify and save harmless Company, its affiliates, its and their customers and each of their officers, directors, employees, successors and assigns (all hereinafter referred to in this clause as Company) from and against any losses, damages, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from any proved or unproved claim (1) of infringement of any patent, copyright, trademark or trade secret right, or other intellectual property right, private right, or any other proprietary or personal interest, and (2) related by circumstances to the existence of this Agreement or performance under or in contemplation of it (an Infringement Claim). If the Infringement Claim arises solely from Supplier's adherence to Company's written instructions regarding services or tangible or intangible goods provided by Supplier (Items) and if the Items are not (1) commercial items available on the open market or the same as such items, or (2) items of Supplier's designated origin, design or selection, Company shall indemnify Supplier. Company or Supplier (at Company's request) shall defend or settle, at its own expense any demand, action or suit on any Infringement Claim for which it is indemnitor under the preceding provisions and each shall timely notify the other of any assertion against it of any Infringement Claim and shall cooperate in good faith with the other to facilitate of any such action.

INVOICING - Supplier shall: (1) render original Invoice, or as otherwise specified in this Agreement, showing Agreement and order number, through routing and weight; (2) render separate invoices for each shipment within twenty-four
(24) hours after shipment; and (3) mail invoices with copies of bills of lading and shipping notices to the address shown on this Agreement or order. If prepayment of transportation charges is authorized, Supplier shall include the transportation charges from the FOB point to the destination as a separate item on the invoice stating the name of the carrier used. No minimum billing charges are permitted unless expressly authorized in this Agreement.

PAYMENT TERMS - Unless payment terms more favorable to Company appear on Supplier's invoice and Company elects to pay on such items, invoices shall be paid in accordance with the terms stated in this Agreement, and due dates for payment of invoices shall be computed from the date of receipt of invoices by Company.

PRODUCT CONFORMANCE REVIEWS - paragraph (1) or (2) applies if either is indicated in this Agreement or order. Paragraph (3) applies to both paragraphs
(1) and (2). (1) All material is subject to a Product Conformance Review ("Review") prior to shipment. Supplier shall notify Company's



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

Global Manufacturing and Engineering (GM&E) organization when material is ready for such Review. (2) Supplier may ship material without a Review but Company may perform such Review prior to shipment by giving Supplier notice to that effect, in which event Supplier shall notify Company's GM&E organization when material is ready for such Review. (3) Supplier will provide, without charge, any production testing facilities and personnel required to perform or assist in the Review as specified in the applicable Quality Program Specification or other quality specification provided under this Agreement or order. Company's reviews as set forth in Paragraphs (1) and (2) may only be waived by written notification from Company's GM&E organization.

RELEASE VOID - Neither party shall require (i) waivers or releases of any personal rights or (ii) execution of documents which conflict with the terms of this Agreement, from employees, representatives or customers of the other in connection with visits to its premises and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

RIGHT OF ENTRY AND PLANT RULES - Each party shall have the right to enter the premises of the other party during normal business hours with respect to the performance of this Agreement, subject to all plant rules and regulations, security regulations and procedures and U.S. Government clearance requirements if applicable.

SHIPPING - Supplier shall: (1) ship the material covered by this Agreement or order complete unless instructed otherwise; (2) ship to the destination designation designated in the Agreement or order; (3) ship according to routing instructions given by Company; (4) place the Agreement and order number on all subordinate documents; (5) enclose a packing memorandum with each shipment and, when more than one package is shipped, identify the package containing the memorandum; and (6) mark the Agreement and order number on all packages and shipping papers. Adequate protective packing shall be furnished at no additional charge. Shipping and routing instructions may be furnished or altered by Company without a writing. If Supplier does not comply with the terms of the FOB clause of this Agreement or order or with Company's shipping or routing instructions, Supplier authorizes Company to deduct from any invoice of Supplier (or to charge back to Supplier), any increased costs incurred by Company as a result of Supplier's noncompliance.

SUPPLIER'S INFORMATION - Supplier shall not provide under, or have provided in contemplation of, this Agreement any idea, data, program, technical, business or other intangible information, however conveyed, or any document, print, tape, disc, semiconductor memory or other information-conveying tangible article, unless Supplier has the right to do so, and Supplier shall not view any of the foregoing as confidential or proprietary.

SURVIVAL OF OBLIGATIONS - The obligations of the parties under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, including, by way of illustration only and not limitation, those in the clauses COMPLIANCE WITH LAWS, IDENTIFICATION, IMPLEADER, INFRINGEMENT, RELEASES VOID, USE OF INFORMATION and WARRANTY (and INSURANCE and INDEMNITY if included in this Agreement), shall survive termination, cancellation or expiration of this Agreement.

TAXES - Company shall reimburse Supplier only for the following tax payments with respect to transactions under this Agreement unless Company advises Supplier that an exemption applies:



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

state and local sales and use taxes, as applicable. Taxes payable by Company shall be billed as separate items on Supplier's invoices and shall not be included in Supplier's prices. Company shall have the right to have Supplier contest any such taxes that Company deems improperly levied at Company's expense and subject to Company's direction and control.

TITLE AND RISK OF LOSS - Title and risk of loss and damage to material purchased by Company under this Agreement shall vest in Company when the material has been delivered at the FOB point. If this Agreement or an order issued pursuant to this Agreement calls for additional services including, but not limited to, unloading, installation, or testing, to be performed after delivery. Supplier shall retain title and risk of loss and damage to the material until the additional services have been performed. Notwithstanding the foregoing sentence, if Supplier is expressly authorized to invoice Company for material upon shipment or prior to the performance of additional services, title to such material shall vest in Company upon payment of the invoice, but risk of loss and damage shall pass to Company as provided in the foregoing sentence.

USE OF INFORMATION - Supplier shall view as Company's property any idea, data, program, technical, business or other tangible information, however conveyed, and any document, print, tape, disc, tool or other tangible information-conveying or performance-aiding article owned or controlled by Company, and provided to, or acquired by, Supplier under or in contemplation of this Agreement (Information). Supplier shall, at no charge to Company, as Company directs, destroy or surrender to Company promptly at its request any such article or any copy of such information. Supplier shall keep information confidential and use it only in performing under this Agreement and obligated its employees, subcontractors and others working for it to do so, provided that the foregoing shall not apply to information previously known to Supplier free of obligation, or made public through no fault imputable to Supplier.

VARIATION IN QUANTITY - Company assumes no liability for material produced, processed or shipped in excess of the amount specified in this Agreement or order.

WAIVER - The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

WARRANTY - Supplier warrants to Company and its customers that material furnished will be new, merchantable, free from defects in design, material and workmanship and will conform to and perform in accordance with the specifications, drawings and samples. These warranties extended to the future performance of the material and shall continue for a period of twelve months (or such longer period specified elsewhere in this Agreement) following acceptance by Company, or if for resale, by Company's customer. Supplier also warrants to Company and its customers that services will be performed in a first class, workmanlike manner. In addition, if material furnished contains one or more manufacturers' warranties, Supplier hereby assigns such warranties to Company and its customers. All warranties shall survive inspection, acceptance and payment. Material or services not meeting the warranties will be, at Company's option, returned for or subject to refund, repair, replaced or reperformed by Supplier at no cost to Company or its customers and with transportation costs and risk of loss and damage in transit borne by Supplier. Repaired and replacement material shall be warranted as set forth above in this clause.



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